Exhibit 99.1

Contact: Tim Berryman Director – Investor Relations Medical Properties Trust, Inc. (205) 397-8589 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. NORMALIZED FFO OF $0.26 PER SHARE REPRESENTS 8% ANNUAL GROWTH IN SECOND QUARTER 2014

Increases Buying Power with New $900 Million Credit Facility and $300 Million Senior Notes Offering

Birmingham, AL – August 7, 2014 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the second quarter ended June 30, 2014.

SECOND QUARTER AND RECENT HIGHLIGHTS

•	Achieved second quarter Normalized Funds from Operations (“FFO”) per diluted share of $0.26, up 8% compared with $0.24 per diluted share reported in the second quarter of 2013; year to date Normalized FFO of $0.52 per diluted share also represents 8% increase over 2013;

•	Completed and commenced collection of rent from six First Choice ER facilities (for a total of nine operating facilities with nine more under construction);

•	Executed a new binding agreement for an additional $150 million commitment to develop multiple facilities with First Choice’s parent company, Adeptus Health, aggregating $250 million in development funding to Adeptus;

•	Entered the vibrant UK healthcare market by acquiring the real estate of a recently constructed acute care hospital in the city of Bath, approximately 100 miles west of London, from Circle Health Ltd. for £29.4 million (approximately $49.9 million) and leased back the facility to Circle Hospital (Bath) in a 15-year lease with a tenant option to extend the lease for an additional 15 years;

•	Completed a new $900 million senior unsecured credit facility that is expected to significantly decrease the Company’s interest expense and, along with the $300 million of proceeds from the previously announced offering in April of unsecured senior notes, will provide substantially greater resources for anticipated acquisitions of hospital real estate.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and Adjusted Funds from Operations (AFFO), all on a comparable basis to 2013 periods.

“Medical Properties Trust is a forward-thinking company that devotes substantial resources to carefully studying the healthcare landscape and making investment decisions based on that intelligence,” said Edward K. Aldag, Jr., Chairman, President and CEO Medical Properties Trust. “Our relationship with Adeptus is a good example; together, MPT and Adeptus have considerably increased neighborhood access to emergency care through free-standing emergency rooms. With MPT’s financing model, Adeptus was able to grow at a strong and consistent pace, avoiding having to access expensive equity markets until it had built a successful business on its own. Our agreement to fund its next $150 million in development is an affirmation of the degree to which MPT has enabled Adeptus to become a leading name in healthcare innovation, and unlock impressive growth in the process.”

“Similarly, we are also delighted to have expanded our Western European footprint into the UK with a reputable and innovative healthcare provider like Circle Health. The company’s strategies of clinician partnerships and collaboration with the government funded National Health Service bodes well for future growth not only for Circle but the UK hospital business as a whole. We expect new opportunities will continue to emerge in the region and that the sale/leaseback financing model that MPT pioneered for hospitals in the U.S. will be increasingly adopted by hospital operators in the UK and other stable economies. While we expect the U.S. to remain our core market for hospital investments, we see significant opportunity to make accretive acquisitions that will help to diversify our portfolio and expand our FFO internationally.”

OPERATING RESULTS

Second quarter 2014 total revenues increased 34% to $76.6 million compared with $57.1 million for the second quarter of 2013. Normalized FFO for the quarter increased 24% to $44.5 million compared with $35.9 million in the second quarter of 2013. Per share Normalized FFO increased 8% to $0.26 per diluted share in the second quarter of 2014 compared with $0.24 per diluted share in the second quarter of 2013.

Excluded from Normalized FFO was the effect of previously disclosed impairments of $29.6 million (or $0.17 per diluted share) related to Monroe Hospital in Bloomington, Indiana and the Bucks County Hospital in Pennsylvania. As a result, we incurred a net loss for the second quarter of 2014 of $0.2 million (or $— per diluted share) compared with earning net income of $27.3 million (or $0.18 per diluted share) in the second quarter of 2013.

For the first six months of 2014, Normalized FFO per diluted share increased 8% to $0.52 compared to $0.48 for the first six months of 2013. Revenue for the first six months of 2014 increased 30% to $149.6 million from $114.7 million in the first six months of 2013.

PORTFOLIO UPDATE AND OUTLOOK

As of June 30, 2014, the Company had total real estate and related investments of approximately $3.0 billion comprised of 118 healthcare properties in 25 states and in Germany. The properties are leased to or mortgaged by 27 hospital operating companies. Based solely on this portfolio, the transactions described herein that occurred subsequent to June 30, 2014 and the acquisition of additional but unidentified acquisitions that have initial yields of between 8.0% and 11.0%, the annual run rate for Normalized FFO per share is expected to range from $1.10 to $1.14. Actual 2014 Normalized FFO will differ from this range and the Company will provide periodic updates as acquisitions are finalized.

The annualized run-rate guidance estimate does not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires assets totaling more or less than its expectations, the timing of acquisitions varies from expectations, capitalization rates vary from expectations, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, August 7, 2014 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended June 30, 2014. The dial-in numbers for the conference call are 877-546-5019 (U.S.) and 857-244-7551 (international); both numbers require passcode 31764608. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through August 21, 2014. Dial-in numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 27363175.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially  from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in Monroe Hospital; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in  particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and as updated by the Company’s subsequently  filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,973,883,213	$1,823,683,129
Construction in progress and other	52,375,733	41,771,499
Net investment in direct financing leases	434,310,776	431,024,228
Mortgage loans	385,100,144	388,756,469

Gross investment in real estate assets	2,845,669,866	2,685,235,325
Accumulated depreciation and amortization	(178,261,853)	(159,776,091)

Net investment in real estate assets	2,667,408,013	2,525,459,234

Cash and cash equivalents	197,022,616	45,979,648
Interest and rent receivable	46,353,272	58,565,294
Straight-line rent receivable	51,192,748	45,828,685
Other assets	228,067,539	228,862,582

Total Assets	$3,190,044,188	$2,904,695,443

Liabilities and Equity
Liabilities
Debt, net	$1,640,353,618	$1,421,680,749
Accounts payable and accrued expenses	84,230,814	94,289,615
Deferred revenue	27,424,937	24,114,374
Lease deposits and other obligations to tenants	25,080,815	20,402,058

Total liabilities	1,777,090,184	1,560,486,796

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding - 171,550,527 shares at June 30, 2014 and 161,309,725 shares at December 31, 2013	171,551	161,310
Additional paid in capital	1,750,808,870	1,618,054,133
Distributions in excess of net income	(330,074,847)	(264,803,804)
Accumulated other comprehensive income (loss)	(7,689,227)	(8,940,649)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,412,954,004	1,344,208,647

Total Liabilities and Equity	$3,190,044,188	$2,904,695,443

(A)	Financials have been derived from the prior year audited financials and include certain minor reclasses to be consistent with the 2014 presentation.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
		(A)		(A)
Revenues
Rent billed	$45,927,570	$31,024,222	$88,889,236	$62,527,678
Straight-line rent	3,178,229	2,776,592	5,366,552	5,468,147
Income from direct financing leases	12,263,376	9,229,987	24,478,765	17,986,458
Interest and fee income	15,191,292	14,093,034	30,914,569	28,755,304

Total revenues	76,560,467	57,123,835	149,649,122	114,737,587
Expenses
Real estate depreciation and amortization	12,441,777	8,642,893	26,131,379	17,112,093
Impairment charges	29,631,432	—	50,127,895	—
Property-related	(37,906)	649,281	700,397	1,062,003
Acquisition expenses	2,534,784	2,087,903	3,046,803	2,278,452
General and administrative	8,205,885	7,110,537	17,164,674	14,876,486

Total operating expenses	52,775,972	18,490,614	97,171,148	35,329,034

Operating income	23,784,495	38,633,221	52,477,974	79,408,553

Interest and other income (expense)	(23,947,079)	(13,488,033)	(45,389,616)	(28,645,399)
Income tax (expense) benefit	(40,434)	(114,833)	16,890	(167,080)

Income (loss) from continuing operations	(203,018)	25,030,355	7,105,248	50,596,074
Income (loss) from discontinued operations	—	2,374,053	(1,500)	3,018,459

Net income (loss)	(203,018)	27,404,408	7,103,748	53,614,533
Net income (loss) attributable to non-controlling interests	—	(56,582)	(65,472)	(110,215)

Net income (loss) attributable to MPT common stockholders	$(203,018)	$27,347,826	$7,038,276	$53,504,318

Earnings per common share - basic:
Income (loss) from continuing operations	$—	$0.16	$0.04	$0.35
Income (loss) from discontinued operations	—	0.02	—	0.02

Net income (loss) attributable to MPT common stockholders	$—	$0.18	$0.04	$0.37

Earnings per common share - diluted:
Income (loss) from continuing operations	$—	$0.16	$0.04	$0.34
Income (loss) from discontinued operations	—	0.02	—	0.02

Net income (loss) attributable to MPT common stockholders	$—	$0.18	$0.04	$0.36

Dividends declared per common share	$0.21	$0.20	$0.42	$0.40

Weighted average shares outstanding - basic	171,718,449	149,508,958	167,845,813	144,927,768
Weighted average shares outstanding - diluted	172,368,987	151,055,855	168,458,784	146,291,083

(A)	Financials have been restated to reclass the operating results of certain properties sold after the 2013 second quarter to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
		(A)		(A)
FFO information:
Net income (loss) attributable to MPT common stockholders	$(203,018)	$27,347,826	$7,038,276	$53,504,318
Participating securities’ share in earnings	(195,124)	(179,263)	(404,494)	(372,325)

Net income (loss), less participating securities’ share in earnings	$(398,142)	$27,168,563	$6,633,782	$53,131,993

Depreciation and amortization:
Continuing operations	12,441,777	8,642,893	26,131,379	17,112,093
Discontinued operations	—	74,751	—	252,701
Real estate impairment charges	5,974,400	—	5,974,400	—
Gain on sale of real estate	—	(2,054,229)	—	(2,054,229)

Funds from operations	$18,018,035	$33,831,978	$38,739,561	$68,442,558

Write-off straight line rent	—	—	950,338	—
Debt refinancing costs	290,635	—	290,635	—
Loan and other impairment charges	23,657,032	—	44,153,495	—
Acquisition costs	2,534,784	2,087,903	3,046,803	2,278,452

Normalized funds from operations	$44,500,486	$35,919,881	$87,180,832	$70,721,010

Share-based compensation	2,075,576	2,285,050	4,118,986	4,203,905
Debt costs amortization	1,144,560	855,417	2,193,282	1,752,149
Additional rent received in advance (B)	(300,000)	(300,000)	(600,000)	(600,000)
Straight-line rent revenue and other	(4,830,525)	(4,012,026)	(9,533,392)	(7,904,654)

Adjusted funds from operations	$42,590,097	$34,748,322	$83,359,708	$68,172,410

Per diluted share data:
Net income (loss), less participating securities’ share in earnings	$—	$0.18	$0.04	$0.36
Depreciation and amortization:
Continuing operations	0.07	0.06	0.16	0.12
Discontinued operations	—	—	—	—
Real estate impairment charges	0.03	—	0.03	—
Gain on sale of real estate	—	(0.02)	—	(0.01)

Funds from operations	$0.10	$0.22	$0.23	$0.47

Write-off straight line rent	—	—	0.01	—
Debt refinancing costs	—	—	—	—
Loan and other impairment charges	0.14	—	0.26	—
Acquisition costs	0.02	0.02	0.02	0.01

Normalized funds from operations	$0.26	$0.24	$0.52	$0.48

Share-based compensation	0.01	0.02	0.02	0.03
Debt costs amortization	0.01	—	0.01	0.01
Additional rent received in advance (B)	—	—	—	—
Straight-line rent revenue and other	(0.03)	(0.03)	(0.06)	(0.05)

Adjusted funds from operations	$0.25	$0.23	$0.49	$0.47

(A)	Financials have been restated to reclass the operating results of certain properties sold after the 2013 second quarter to discontinued operations.
(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.